Guardant Health Reports First Quarter 2022 Financial Results
Q1 clinical and biopharma volumes up 47% and 45% year over year
PALO ALTO, Calif. May 5, 2022 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics, today reported financial results for the quarter ended March 31, 2022.
Recent Highlights
•Revenue of $96.1 million for the first quarter of 2022, an increase of 22% over the corresponding period of 2021
•Reported 27,100 tests to clinical customers and 5,100 tests to biopharmaceutical customers in the first quarter of 2022, representing an increase of 47% and 45%, respectively, over the first quarter of 2021
•Launched Shield as a Laboratory Developed Test (LDT) test, the Company’s first blood-based test for detection of early-stage colorectal cancer
•Announced a partnership with Epic, a widely used comprehensive health record system in the United States, making the Company’s broad portfolio of cancer tests available to over 250 million patients with a record in Epic
•Received regulatory approval for Guardant360® CDx in Japan for use in patients with advanced solid cancers as well as a companion diagnostic to identify patients with microsatellite instability-high, or MSI-High, solid tumors who may benefit from Keytruda® and patients with MSI-High advanced colorectal cancer who may benefit from Opdivo®
•Received Medicare coverage for Guardant360 TissueNext™ test under the Molecular Diagnostics Services program (MolDX) LCD
“We delivered strong clinical volume growth this quarter and I am proud of our team’s work to establish Guardant as the leader in liquid biopsy through our high-performance testing portfolio and excellent customer service,” said Helmy Eltoukhy, co-founder and co-CEO. “We now have more than 11,000 ordering oncologists and are seeing our core base of customers ordering more tests and using more Guardant products each quarter. Fueled by the launch of our most recent products, we are continuing to blaze a trail forward and help patients across all stages of cancer live longer and healthier lives with the data provided from our powerful blood tests.”
“The recent launch of our Shield LDT screening test represents a major milestone in our commitment to transform cancer screening,” said AmirAli Talasaz, co-founder and co-CEO. “If the ECLIPSE readout is close to our LDT validation performance, we are confident that Shield will become the leading non-invasive CRC screening methodology. Colorectal cancer screening is the start of this journey. We will soon expand into high-sensitivity multi-cancer screening, including lung and pancreas, where we believe cancer screening can save lives.”
First Quarter 2022 Financial Results
Revenue was $96.1 million for the three months ended March 31, 2022, a 22% increase from $78.7 million for the three months ended March 31, 2021. Precision oncology revenue grew 32% driven predominantly by an increase in clinical testing volume and biopharma sample volume, which grew 47% and 45%, respectively, over the prior year period. Development services and other revenue decreased 20%, primarily due to the progression of collaboration projects with biopharmaceutical customers for companion diagnostic development and regulatory approval services, and discontinuation of our Guardant-19 COVID tests in August 2021, partially offset by royalty revenues earned during the three months ended March 31, 2022.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $64.1 million for the first quarter of 2022, an increase of $14.2 million from $49.9 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 67%, as compared to 63% for the corresponding prior year period.
Operating expenses were $187.5 million for the first quarter of 2022, as compared to $157.8 million for the corresponding prior year period, an increase of 19%. Non-GAAP operating expenses were $158.7 million for the first quarter of 2022, as compared to $100.7 million for the corresponding prior year period.
Net loss attributable to Guardant Health, Inc. common stockholders was $123.2 million for the first quarter of 2022, as compared to $109.7 million for the corresponding prior year period. Net loss per share attributable to Guardant Health, Inc. common stockholders was $1.21 for the first quarter of 2022, as compared to $1.09 for the corresponding prior year period. Non-GAAP net loss was $93.2 million for the first quarter of 2022, as compared to $49.4 million for the corresponding prior year period. Non-GAAP net loss per share was $0.91 for the first quarter of 2022, as compared to $0.49 for the corresponding prior year period.

Adjusted EBITDA loss was $86.6 million for the first quarter of 2022, as compared to a $45.4 million loss for the corresponding prior year period.
Cash, cash equivalents and marketable securities were $1.6 billion as of March 31, 2022.
2022 Guidance
Guardant Health continues to expect full year 2022 revenue to be in the range of $460 million to $470 million, representing 23% to 26% growth over full year 2021.
Webcast Information
Guardant Health will host a conference call to discuss the first quarter 2022 financial results after market close on Wednesday, May 5, 2022 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss attributable to Guardant Health, Inc., common stockholders, non-GAAP net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted, and Adjusted EBITDA.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments, changes in estimated fair value of redeemable noncontrolling interest, contingent consideration, acquisition related expenses, amortization of intangible assets, and other non-recurring items.
Adjusted EBITDA is defined as net loss attributable to Guardant Health, Inc. common stockholders adjusted for interest income, interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization expense, stock-based compensation expense and related employer payroll tax payments, adjustments relating to redeemable noncontrolling interest and contingent consideration and, if applicable in a reporting period, acquisition-related expenses and other non-recurring items.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain other items because we believe that these income (expenses) do not reflect expected future operating expenses. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics. The Guardant Health oncology platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has commercially launched Guardant360®, Guardant360 CDx, Guardant360 TissueNext™, Guardant360 Response™, and GuardantOMNI® tests for advanced stage cancer patients, and Guardant Reveal™ for early-stage cancer patients. The Guardant Health screening portfolio, including the Shield™ test, aims to address the needs of individuals eligible for cancer screening.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2021, and any current and periodic reports filed with the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
Investor Contact:
investors@guardanthealth.com

Media Contact:
press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021

Revenue:
Precision oncology testing	$84,136	$63,729
Development services and other	11,963	14,936
Total revenue	96,099	78,665
Costs and operating expenses:
Cost of precision oncology testing	30,684	23,590
Cost of development services and other	1,297	5,157
Research and development expense	81,757	55,508
Sales and marketing expense	64,432	34,338
General and administrative expense	41,267	67,935
Total costs and operating expenses	219,437	186,528
Loss from operations	(123,338)	(107,863)
Interest income	778	1,551
Interest expense	(644)	(646)
Other income (expense), net	(48)	(290)
Loss before provision for income taxes	(123,252)	(107,248)
Provision for (benefit from) income taxes	(24)	110
Net loss	(123,228)	(107,358)
Adjustment of redeemable noncontrolling interest	—	(2,300)
Net loss attributable to Guardant Health, Inc. common stockholders	$(123,228)	$(109,658)
Net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	$(1.21)	$(1.09)
Weighted-average shares used in computing net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	101,853	100,955

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$573,604	$492,202
Short-term marketable securities	388,662	440,546
Accounts receivable, net	84,331	97,652
Inventory	36,613	30,674
Prepaid expenses and other current assets, net	30,070	53,052
Total current assets	1,113,280	1,114,126
Long-term marketable securities	588,453	698,034
Property and equipment, net	151,322	124,461
Right-of-use assets, net	188,607	189,443
Intangible assets, net	13,727	14,207
Goodwill	3,290	3,290
Other assets, net	70,919	60,938
Total Assets	$2,129,598	$2,204,499
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,230	$17,580
Accrued compensation	56,158	42,496
Accrued expenses	51,851	45,285
Noncontrolling interest liability	78,000	78,000
Deferred revenue	10,570	11,326
Total current liabilities	228,809	194,687
Convertible senior notes, net	1,135,463	1,134,821
Long-term operating lease liabilities	225,377	226,053
Other long-term liabilities	6,909	3,933
Total Liabilities	1,596,558	1,559,494
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 101,895,835 and 101,767,446 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	1,682,406	1,657,593
Accumulated other comprehensive (loss) income	(18,314)	(4,764)
Accumulated deficit	(1,131,053)	(1,007,825)
Total Stockholders’ Equity	533,040	645,005
Total Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity	$2,129,598	$2,204,499

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021

GAAP cost of precision oncology testing	$30,684	$23,590
Amortization of intangible assets	(148)	(148)
Stock-based compensation expense and related employer payroll tax payments	(1,176)	(799)
Non-GAAP cost of precision oncology testing	$29,360	$22,643

GAAP research and development expense	$81,757	$55,508
Stock-based compensation expense and related employer payroll tax payments	(5,410)	(4,391)
Contingent consideration	(2,120)	—
Non-GAAP research and development expense	$74,227	$51,117

GAAP sales and marketing expense	$64,432	$34,338
Stock-based compensation expense and related employer payroll tax payments	(5,570)	(2,934)
Non-GAAP sales and marketing expense	$58,862	$31,404

GAAP general and administrative expense	$41,267	$67,935
Amortization of intangible assets	(332)	(333)
Stock-based compensation expense and related employer payroll tax payments	(12,835)	(49,375)
Contingent consideration	(2,390)	—
Acquisition related expenses	(63)	—
Non-GAAP general and administrative expense	$25,647	$18,227

GAAP loss from operations	$(123,338)	$(107,863)
Amortization of intangible assets	480	481
Stock-based compensation expense and related employer payroll tax payments	24,991	57,499
Contingent consideration	4,510	—
Acquisition related expenses	63	—
Non-GAAP loss from operations	$(93,294)	$(49,883)

GAAP net loss	$(123,228)	$(107,358)
Amortization of intangible assets	480	481
Stock-based compensation expense and related employer payroll tax payments	24,991	57,499
Contingent consideration	4,510	—
Acquisition related expenses	63	—
Non-GAAP net loss	$(93,184)	$(49,378)

	Three Months Ended March 31,
	2022	2021

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(123,228)	$(109,658)
Amortization of intangible assets	480	481
Stock-based compensation expense and related employer payroll tax payments	24,991	57,499
Contingent consideration	4,510	—
Acquisition related expenses	63	—
Adjustments relating to redeemable noncontrolling interest	—	2,300
Non-GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(93,184)	$(49,378)

GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(1.21)	$(1.09)
Non-GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(0.91)	$(0.49)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	101,853	100,955

Guardant Health, Inc.
Reconciliation of GAAP Net Loss Attributable to Guardant Health, Inc. Common Stockholders
to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(123,228)	$(109,658)
Interest income	(778)	(1,551)
Interest expense	644	646
Other (income) expense, net	48	290
Provision for (benefit from) income taxes	(24)	110
Depreciation and amortization	7,201	5,010
Stock-based compensation expense and related employer payroll tax payments	24,991	57,499
Contingent consideration	4,510	—
Acquisition related expenses	63	—
Adjustments relating to redeemable noncontrolling interest	—	2,300
Adjusted EBITDA	$(86,573)	$(45,354)